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                                                                EXHIBIT 10.05


                                  L & C TOWER

                         STANDARD OFFICE BUILDING LEASE

     THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") made and entered into this 19th day of July, 1989, by and between Metropolitan Life Insurance Company c/o Centennial Incorporated (hereinafter called "Metropolitan"; Metropolitan and any successor as landlord under this Lease being collectively referred to as "Landlord"), whose address for purposes hereof is 401 Church Street, Nashville, Tennessee and Bank of Nashville, a bank in organization (hereinafter called "Tenant"), whose address for purposes hereof is 401 Church Street, Nashville, Tennessee.

                                  WITNESSETH:

     1. LEASED PREMISES. Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the "Premises" or "Leased Premises") in the building known as L & C Tower (hereinafter called the "Building") located at 401 Church Street, Nashville, Tennessee (such Leased Premises being more particularly described as follows:

          All space on the Lower, Second and Third levels of the Building indicated as being part of the Leased Premises on the Drawings attached hereto as EXHIBIT A, which shall be deemed to contain 2,794 square feet of Net Rentable Areas on the Lower Level, 7,802 square feet on the Second Level, 4,102 square feet on the Third Level and the space on the Lower Level designated as "Space Provided at No Cost".

     The term "Net Rentable Area", as used herein, shall refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or form areas devoted to corridors, elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor.

     No deductions from Net Rentable Areas are made for columns necessary to the Building. The Net Rentable Areas in the Leased Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Leased Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

     2. TERM. This Lease shall be for the term of 10 years, commencing on the 1st day of September, 1989, and ending on the 31st day of August, 1999 (hereinafter sometimes referred to as the "Leased Term" or "Term"), unless sooner terminated or extended as provided herein.

          If the Landlord is unable to give possession of the Leased Premises the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or for any other reasons, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. There shall be no delay in the commencement of

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the Term of this Lease and/or payment of rent where Tenant fails to occupy premises when same are ready for occupancy, or when Landlord shall be delayed in substantially completing such Leased Premises as a result of:

     (a) Tenant's failure to promptly approve working drawings and plans as required, or
     (b) Tenant's failure to promptly select materials, finishes, or installation, or
     (c) Tenant's changes in plans (notwithstanding Landlord's approval of any such changes), or
     (d) Any other act of omission by Tenant or its agents, or failure to promptly make other decisions, necessary to the preparation of the Leased Premises for occupancy.

     The commencement of the Term and the payment of rent shall not be affected, delayed or deferred on account of any of the foregoing. For the purposes of this paragraph, the Leased Premises shall be deemed substantially completed and ready for occupancy by Tenant when (i) Landlord's Supervising Architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with said approved plans and specifications and (ii) Tenant may lawfully occupy the Leased Premises in accordance with Sections 11-1-59 et seq. of the Metropolitan Nashville and Davidson County Code.

     If Landlord does not, for any other reason, deliver possession of (i) the Lower Level portion of the Leased Premises by August 15, 1989, or (ii) the Second and Third Level portions of the Leased Premises by October 2, 1989, then this Lease shall, at the option of Tenant, terminate and be of no further force and effect, except that Tenant shall pay the costs of constructing tenant improvements over and above the cost of building such space to "shell" condition, as defined in APPENDIX B-2.

     Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant that the Leased Premises were in good and satisfactory condition when possession was so taken, with the exception of (i) items reflected on a punchlist prepared by Tenant and (ii) latent defects.

     If Tenant, with Landlord's consent, shall occupy the Leased Premises prior to the beginning of the Leased Term as specified hereinabove, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

     3. BASE RENT. Tenant agrees to pay Landlord a total "Base Rental" as set forth in APPENDIX B-1 in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant.

     The Base Rental is payable in equal monthly installments as specified in APPENDIX B-1 'on the first day of each month hereafter ensuing, the first of which shall be due and payable on the first day of the first full month of the term of this Lease. If the Term of this Lease commences on any day of a month excepting the first day, Tenant shall pay Landlord rental as provided for herein for such commencement month on a prorata basis (such proration to be based on the actual number of days in the commencement month). Rental for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month.

     In addition to Base Rental, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

     Tenant shall be required to pay Landlord interest on any rental due that remains unpaid for five (5) days after its due date. Said interest will be computed at the maximum legal rate from due date.

     4.   ADDITIONAL RENT [Intentionally Omitted].

     5.   COST OF LIVING INCREASE [Intentionally Omitted].


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     6.   TIME OF PAYMENT. Tenant agrees: that Tenant will promptly pay said rent at the times and place stated above; that Tenant will pay charges for work performed on order of Tenant, and any other charges that accrue under this Lease. If any installment of rent shall remain due and unpaid five (5) business days following the delivery of written notice from Landlord to Tenant that such installment is past due (provided that Landlord shall not be required to give such five (5) business day notice more than twice in any twelve (12) consecutive month period), then Landlord may, by delivery of written notice to Tenant, require that Tenant pay all past due rent plus installments of rent for the next twelve (12) succeeding months within seven (7) days of receipt of such notice. If Tenant does pay the past due rent and the next twelve (12) installments of rent within such seven (7) day period, no additional rent shall be due and payable during the ensuing twelve (12) month period. If, however, Tenant does not pay all past due rent and the next twelve (12) installments of rent within such seven (7) day period, Landlord shall have the option (in addition to all other rights and remedies available to it by law and in equity) of declaring the balance of the entire rent for the entire Term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise.

     7.   SECURITY DEPOSIT [Intentionally Omitted].

     8. USE. The Tenant will use and occupy the Lease Premises for the following use or purpose and for no other use or purpose: A commercial banking corporation or bank holding company and their legitimate subsidiaries. The Second Level of the Building shall at all times be used primarily for a commercial banking operation, but the other portions of the Leased Premises may be used for purposes not otherwise permitted by this Section 8 if such other portion is sublet by the Tenant in accordance with the terms and conditions of
Section 21 below.

     9. QUIET ENJOYMENT. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed. Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised.

     10. INSURANCE PREMIUMS. If the Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

     11. RULES AND REGULATIONS. Tenant agrees to comply with all rules and regulations Landlord may adopt from time to time for operation of the Building and parking facilities and protection and welfare of Building and Parking facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, 'entitled "Rules and Regulations" are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant providing the same do not materially deprive Tenant of its rights established under this Lease or the right of Tenant to conduct its business as described in Paragraph 8 above. Landlord covenants that it will use reasonable efforts to enforce the Building rules and regulations against all other tenants of the Building.

     12. GOVERNMENTAL REQUIREMENTS. Tenant shall faithfully observe in the use of the Lease Premises all municipal and county ordinances and codes and state and federal statutes now in force or which may hereafter be in force. Nothing contained in this Lease shall obligate the Tenant to cause the Leased Premises to comply with such ordinances, codes and statutes if the non-compliance existed as of the date that the Tenant assumed possession of the Leased Premises.

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     13.  SERVICES.  Landlord will furnish the following services to Tenant:

     (A) Cleaning services, deemed by Landlord to be normal and usual in a first class office building, on Monday through Friday, except that shampooing and replacement of carpet as required by Tenant shall be Tenant's expense.

     (B) Automatically operated elevator service,. public stairs, electrical current for lighting, incidentals, and normal office use Including Tenant's computer system described in APPENDIX F ("Tenant's Computer"), and water at those points of supply provided for general use of its Tenants at all times and on all days throughout the year.

     (C) Heat and air conditioning on Monday through Friday from 7:00 A.M. to 7:00 P.M. except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. Landlord shall also furnish heat and air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before 2:00 P.M. of the business day preceding the extra usage and if Tenant requires heat and air conditioning during such hours, Tenant shall be billed for such service at the rate then in effect; provided, however, that Landlord shall supply heat and air conditioning service 24 hours per day, 7 days per week, to the room housing Tenant's Computer.

     No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of the Landlord. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in on event shall overload the Building's standard electric circuits from which the Tenant obtains electric current. Any consumption of electric current in excess of that considered by Landlord to be used, normal and customary for all Tenants, or which required special circuits or equipment (the installation of which shall be at Tenant expense after approval in writing by the Landlord), shall be paid for by the Tenant as additional rent paid to the Landlord in an amount to be determined by Landlord, based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered. Notwithstanding the foregoing, Landlord shall provide, at no additional cost, all electrical power required to operate Tenant's Computer.

     Such services shall be provided as long as the Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophies, national or local emergencies, acts of God and conditions and caused beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by the Tenant or allowed by the Landlord. Nothing herein contained shall prohibit Tenant from providing or obtaining for itself such services as are reasonably necessary to remain open for business at the Leased Premises during normal banking hours, so long as Tenant gives notice to Landlord of the lack or insufficiency of such services, and affords Landlord a reasonable to provide such services to Tenant. Tenant shall be entitled to a credit against Base Rents accruing in subsequent months for all costs incurred in providing or obtaining such services, but no such credit shall be allowed for such costs to the extent that the aggregate amount of such costs for any calendar month exceed the Base Rent payable for such month.

     14. TENANT WORK. It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

     15. REPAIR 0P LEASED PREMISES. Tenant will, at Tenant's own expense, keep the Leased Premises in good repair and tenantable condition during the Lease Term and will replace at its own expense any and all broken glass caused by Tenant in and about said Leased Premises.

     Tenant will make no alterations, additions or improvements in or to the leased Premises without the written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and upon the expiration of the Lease, Tenant shall be entitled to remove all additions, fixtures, carpet or improvements which Tenant has installed or

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actually paid for (including the vault, if actually paid for by Tenant), so long as Tenant restores the Leased Premises to the same condition as existed at the commencement of the term, normal wear and tear excepted.

     Tenant shall be entitled to construct stairwells between any adjacent floors comprising the Leased Premises, at its own expense, and in accordance with plans approved in advance by Landlord; provided that (i) the installation of such stairwell shall not decrease the Net Rentable Area in the Leased Premises and (ii) the construction of the stairwell complies with all applicable codes, ordinances and statutes. Landlord may condition its approval of the plans for such stairwell upon Tenant's agreement to remove the stairwell at the expiration of the term of this Lease and to restore the Leased Premises to the same condition which existed at the commencement of the term, normal wear and tear excepted.

     It is further agreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Leased Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable so long as such work does not materially disturb Tenant's use of the Leased Premises as contemplated by Paragraph 8; provided, however, that noise generated by construction of additions, alterations or repairs to the Building shall not be deemed to be a disturbance of Tenant's use of the Leased Premises.

     16. INDEMNIFICATION. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

     The Tenant herein shall not have any authority to create any liens for labor or materials on the Landlord's interest in the Leased Premises and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant and to the Tenant's interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

     17. PARKING. Pursuant to all of the teems, provisions, covenants and conditions contained herein, for the Term of this Lease, Tenant shall have the option to lease from Landlord 1 per 1000 rsf parking spaces in the Building parking areas at 90% of the posted rate for parking, adjusted on January 1 of each year of the term for said Building Parking areas. Such rate is subject to change annually on thirty (30) days prior notice, written or oral, to Tenant and is payable in advance on the first day of each month throughout the Term of this Lease. Parking space rental due hereunder shall be deemed additional rent, payable in the same manner as rent set forth in Paragraph 3 hereof, and shall be subject to all of the teems, provisions, conditions and covenants of this Lease pertaining to the default in the payment of rental; provided, however, that Landlord may require that parking space rental be paid directly to the manager of the parking garage. In the event of an increase in monthly parking rates, Tenant shall have the right to cancel any or all of its parking spaces herein leased upon thirty (30) days written notice to Landlord. Notwithstanding the foregoing, the notice required pursuant to this paragraph shall be deemed given by the posting of new rates in conspicuous places in the parking garage.

     18. ESTOPPEL STATEMENT. Tenant agrees that from time to time, upon not than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and; (c) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

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     19. MORTGAGES'S RIGHT TO CURE DEFAULTS. If the Building and/or Leased
Premises are at any time subject to a mortgage and/or deed of trust, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and each Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by the Landlord.

     20. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease shall at Landlord's option, which option may be exercised at any time during the Lease Term, be subject and subordinate to any first mortgage now or hereafter encumbering the Building; provided, that such first mortgagee executes and delivers to Tenant the Subordination, Non-disturbance and Attornment Agreement attached hereto as EXHIBIT D.

     21. ASSIGNMENT. Without the written consent of Landlord first obtained in each case, which consent shall not be unreasonably withheld or delayed, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under such sublease; provided, however, that so long as the Tenant continues to use the Second Level of the Leased Premises primarily for a commercial banking operation, (i) Tenant may sublease any other portion of the Leased Premises upon such terms and conditions as Tenant may determine to be acceptable to it and shall be entitled to collect and retain all rentals from such subtenant and (ii) the Landlord shall not be permitted to withhold its consent to such subletting unless the proposed use by such subtenant is not compatible with a central business district office building. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, the Landlord may, after default by the Tenant, collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of the Tenant from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained.

     22. SUCCESSORS AND ASSIGNS. All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

     23. HOLD HARMLESS OF LANDLORD. In consideration of said Premises being leased to Tenant for the above rental, Tenant agrees: that Tenant, at all times, will indemnify and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the acts, neglect, omissions or faults of Landlord, his agents or employees, and that Tenant will

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indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any person, firm corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of Tenant, his agents, employees, servants, licensees, visitors, customers, patrons, and invitees. All personal property placed or moved into the Leased Premises or Building shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damages to said personal property. Tenant shall maintain at all times during the Term of this Lease a comprehensive general liability policy or policies insuring Tenant and Landlord against all matters set forth in this Section 23, with minimum limits of $500,000 with respect to any one person and S2,000,000 with respect to any one accident or disaster. Such policy or policies shall be in a form acceptable to Landlord, shall name Landlord as additional insured, shall state that the insurance is primary over any other insurance carried by Landlord, shall state that no act or omission of Tenant, its agents, employees or invitees shall provide a defense to such coverage, and shall include the following coverages:

          (a)  Premises operations;
          (b)  Independent contractors;
          (c) Broad form contractual in support of the indemnities provided by this Section 23; and
          (d)  Personal injury liability with exclusions (a) and (c) removed.

Each policy shall include a waiver of subrogation in favor of the Landlord. Evidence of these coverages represented by certificates of insurance issued by the insurance carrier must be furnished to Landlord prior to Tenant moving in. Such certficate of insurance shall state that Landlord will be notified in writing thirty (30) days prior to the cancellation, material change or renewal of insurance. If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord immediately on demand the premium cost thereof.

     In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof, unless it shall be determined that Landlord is liable and Tenant is not liable to the plaintiff in such litigation.

     23A. HOLD HARMLESS OF TENANT. In consideration of said Premises being leased by Tenant for the above rental, Landlord agrees: that Landlord, at all times, will indemnify and keep Tenant harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Tenant and be in favor of any persons, firms or corporations, consequent upon or arising from the use common areas of the Building (including elevators), or consequent upon or arising from any acts, omissions, neglect or fault of Landlord, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Landlord's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Tenant shall not be liable to Landlord for any damages, losses or injuries to the persons or property of Landlord which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the acts, neglect, omissions or faults of Tenant, his agents or employees, and that Landlord will indemnify and keep harmless Tenant from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Tenant and be in favor of any person, firm or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said common areas, as a result of the negligence of Landlord, his agents, employees, servants, licensees, visitors,

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customers, patrons, and invitees. Landlord shall maintain at all times during the Term of this Lease a comprehensive general liability policy or policies insuring Landlord and Tenant against all matters set forth in this Section 23A, with minimum limits of $500,000 with respect to any one person and $2,000,000 with respect to any one accident or disaster. Such policy or policies shall be in a form acceptable to Tenant, shall name Tenant as additional insured, shall state that the insurance is primary over any other insurance carried by Tenant, shall state that no act or omission of Landlord, its agents, employees or invitees shall provide a defense to such coverage, and shall include the following coverages:

     (a)  Premises operations;
     (b)  Independent contractors;
     (c)  Broad form contractual in support of the indemnities provided by this
          Section 23A; and
     (d)  Personal injury liability with exclusions (a) and (c) removed.

Each policy shall include a waiver of subrogation in favor of the Tenant. Evidence of these coverages represented by certificates of insurance issued by the insurance carrier must be furnished to Tenant prior to Tenant moving in. Such certficate of insurance shall state that Tenant will be notified in writing thirty (30) days prior to the cancellation, material change or renewal of insurance. If Landlord fails to comply with the foregoing requirements relating to insurance, Tenant may obtain such insurance and shall be entitled to a credit against Base Rent for the premium cost thereof. Notwithstanding the foregoing, Metropolitan (but not any other Landlord) may, at its option, elect to be self-insured against the risks specified in this Section 23A.

     In case Tenant shall be made a party to any litigation commenced against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorrneys' fees incurred or paid by Tenant in connection with such litigation and any appeal thereof, unless it shall be determined that Tenant is liable and Landlord is not liable to the plaintiff in such litigation.

     24. ATTORNEYS' FEES. If either party alleges that the other party has defaulted in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof such party employ the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

     25. DAMAGE OR DESTRUCTION. In the event the Leased Premises shall be destroyed or so damaged or injured by fire or other casualty, during the Term of this Lease, whereby the same shall be rendered untenantable and the cost of repairing and rebuilding shall not exceed 50.0% of the Base Rentals remaining to be paid during the term of this Lease (including any renewal term for which Tenant has exercised its option, then Landlord shall have the obligation, to render such Leased Premises tenantable by repairs within 180 days therefrom, unless such repairs may reasonably be expected to be completed in a shorter period of time, in which case, Landlord shall be obligated to complete such repairs in such shorter time period.

     If the cost of repairing and rebuilding the Leased Premises equals or exceeds 50.0% of the Base Rentals remaining to be paid during the term of this Lease, then Landlord shall have the right, but not the obligation, to render such Premises tenantable by repairs within 180 days therefrom (or within such shorter period of time as is reasonable). Landlord agrees that, within 30 days following such damage or destruction, it shall notify Tenant with respect to whether or not Landlord intends to restore the Premises. If said Premises are not rendered tenantable within the aforesaid 180 days (or such shorter period of time as is reasonable) it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire of casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be abated. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of Tenant's negligence, Landlord shall have the right, but not the obligation, to render the Leased Premises tenantable within 180 days of the date of damage, destruction or injury (or within such shorter period of time as is reasonable) and no abatement of rent shall occur.

     26. EMINENT DOMAIN. If there shall be taken during the Term of this Lease any part of the Leased Premises, parking facility or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises, parking facilities, or Building resulting from such taking If any part of the Leased Premises is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, the Tenant may elect to terminate this Lease, or if any part of the Leased Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises resulting from such taking. If all of the Leased Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord, except for such sums attributable to leasehold improvements made by Tenant at Tenant's cost, which shall be the sole property of Tenant. If this Lease should be terminated under any provisions of this paragraph, rental shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum or amount then owing by Tenant to Landlord.

     27. ABANDONMENT. If, during the Term of this Lease, Tenant shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, cancel this Lease in the manner stated in Paragraph 28 hereof, or Landlord may enter said Leased Premises as the agent of Tenant by force or otherwise, without being liable in any way therefor and relet the Leased Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over above the expenses to Landlord of such reletting, Tenant shall pay any deficiency.

     28. INSOLVENCY. It is agreed between the parties hereto that: if Tenant shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law; or if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws); or if said Premises shall be abandoned or deserted; or if Tenant shall fail to perform any of the terms, provisions, convenants or conditions of this Lease on Tenant's part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than Tenant by death of the Tenant, operation of law or otherwise then and in any such events, at the option of Landlord, the total remaining unpaid Base Rental for the Term of this Lease shall become due and payable or this Lease and the Term of this Lease shall expire and end five (5) days after Landlord has given Tenant written notice (in the manner hereinafter provided) of such act, condition or default and Tenant hereby agrees immediately then to pay said Base Rental or quit and surrender said Lease Premises to Landlord; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the Leased Premises in all cases provided for by law. If the Term of this Lease shall be so terminated, Landlord may immediately, or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

     29.  LIEN FOR PAYMENT OF RENT. [Intentionally Omitted].

     30. WAIVER OF DEFAULT. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

     No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute, a further waiver by Landlord of any other term, provision, conditions or covenants of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall fail to perform any of the terms, provisions, covenant or conditions of this Lease on Tenant's part to be performed or fails to pay Base Rental, Additional Rental or any other sums due Landlord hereunder when due. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

     31. RIGHT OF ENTRY. Landlord, or any of his agents, shall have the right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. In no event, however, shall Landlord have right of entry to the secure areas of the Leased Premises, which shall include the lower level space being provided to Tenant at no cost, the vault or the room in which Tenant maintains Tenant's Computer, unless (i) Landlord, or its agents is accompanied by Tenant, or its agents and (ii) Tenant is given at least 24 hours advance notice of Landlord's desire to enter such secure areas.

     32. NOTICE. Any notice given Landlord as provided for in this Lease shall be sent to Landlord by registered mail addressed to Landlord at Landlord's Management Office in the Building. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be sent by registered mail to the office of Tenant in the Building. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

     33. LANDLORD CONTROLLED AREAS. All automobile parking areas, driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for, the general use, in common, of tenants, their officers, agents employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; the restrict parking by and enforce parking changes (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities; to discourage non-tenant parking; to charge a fee for visitors and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, the Landlord shall determine to be advisable with a view to the improvements as, in the sole judgment of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in paragraph 17 hereof. Notwithstanding the foregoing, Tenant shall have sole and exclusive control over the loading dock area of the Building and the alleyway leading thereto from Fourth Avenue North, but only at such times that armored cars are delivering or picking up cash from the Tenant.

     34. CONDITION OF PREMISES ON TERMINATION LEASE AND HOLDING OVER. Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as said Leased Premises were at the beginning of the Term of this Lease, ordinary wear and tear, and damage by fire or other casualty not caused by Tenant's negligence excepted. Tenant agrees that if Tenant does not surrender said Leased Premises to Landlord at the end of the Term of this Lease then Tenant will pay to Landlord double the amount of the current rental for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of said Leased Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises to said successing Tenant so far as such delay is occasioned by failure of Tenant to so surrender said Leased Premises in accordance herewith or otherwise.

     No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suite or judgment.

     No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

     35. OCCUPANCY TAX. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

     36. SIGNS. Landlord shall have the right to install signs on the or exterior of the Building and Leased Premises and or change the Building's name or street address. No sign may be installed by Landlord or other tenants of the Building which would significantly obstruct the public's view of the Tenant's signs which are to be mounted over the Church Street entrance to the Leased Premises and the Fourth Avenue side of the Buidling.

     37. TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant hereunder.

     38.  TEMPORARY RELOCATION OF TENANT. In the event that the Second and
Third Levels of the Leased Premises are not ready for occupancy by the Tenant on September 5, 1989, then Landlord shall provide alternative space in the Building which is reasonably sufficient to permit Tenant to open for business on September 5, 1989, such space to be provided at no cost to Tenant until the Second and Third Levels of the Leased Premises are ready for occupancy. Once Tenant is situated in such temporary space, Landlord may not relocate Tenant, except to move Tenant into the Leased Premises. Landlord shall not be required to construct any leasehold improvements to such temporary space. This Section 38 shall not permit Landlord to delay Tenant's occupancy of the Second and Third Levels of the Leased Premises beyond October 2, 1989.

     39. CROSS DEFAULT. If the term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord at Landlord's sole option, to terminate this Lease as herein provided in the event of default.

     40. INVALIDITY OF PROVISION. If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

     41. TIME OF ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

     42. MISCELLANEOUS. The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader an are not intended to be all inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

     43.EFFECTIVE DATE. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Lease Premises or arty other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

     44. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Leased Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

     45. BROKERAGE. Tenant represents and warrants that is has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Fulton, Vaughan, Armstrong and Angle and Cushman and Wakefield and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord has reached an agreement to compensate Fulton, Vaughan, Armstrong and Angle and Cushman and Wakefield for their services rendered in connection with this transaction. The provision of this paragraph shall survive the termination of this Lease.

     46. FORCE MAJEURE. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure. Nothing herein contained shall prohibit Tenant from providing or obtaining for itself such services as are reasonably necessary to remain open for business at the Leased Premises during normal banking hours, so long as Tenant gives notice to Landlord of the lack or insufficiency of such services, and affords Landlord a reasonable to provide such services to Tenant. Tenant shall be entitled to a credit against Base Rents accruing in subsequent months for all costs incurred in providing or obtaining such services, but no such credit shall be allowed for such costs to the extent that the aggregate amount of such costs for any calendar month exceed the Base Rent payable for such month.

     47. HAZARDOUS MATERIALS. Tenant shall not store or use or permit the storage or use within the Premises of any hazardous or toxic waste, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

     48. ENVIRONMENTAL HAZARDS. Landlord has delivered to Tenant a copy of an environmental audit report prepared with respect to the Leased Premises by Soil & Material Engineer Intech Group, Atlanta, Georgia, dated May 18, 1989. Such report constitutes the only written document obtained by Landlord regarding hazardous materials (including asbestos and polychlorinated biphenyls) in the Leased Premises. Landlord will undertake such abatement procedures with respect to hazardous materials disclosed to be present in the Leased Premises by such audit report as Tenant deems reasonably necessary to protect the health of its employees. Landlord makes no other warranties, express or implied, regarding hazardous materials in the Building.

     49. BANK CLOSURE. Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed or taken over by the banking authority of the State of Tennessee, or other bank supervisory authority, the Landlord may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease; provided, that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the Leased Premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank owned by the Tenant, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

     IN WITLESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in quadruplicate at Davidson County, Tennessee, on the date and year first above written.

                                          LANDLORD:

                                         METROPOLITAN LIFE INSURANCE
                                         COMPANY (Executed in Atlanta, Georgia)
WITNESSES:
/s/ Helen L. Dixon                       By:/s/ Victor W. Turner
  -------------------------------             --------------------------------
                                                      VICE PRESIDENT

/s/ Patricia A. Monahan                  Attest:/s/ Nancy J. Hammer
  -------------------------------               ------------------------------
                                                      Assistant Secretary

                                         TENANT:

                                         BANK OF NASHVILLE, in organization

    WITNESSES:
/s/ David Broadhurst                     By:/s/ J. Richard Chambers
  -------------------------------             --------------------------------

/s/ Darwin Pankey                        Attest:/s/ Richard L. Fulton
  -------------------------------                  ---------------------------

                                   APPENDIX A
                                  The Premises


Second Floor of the L & C Tower
                 7802 square feet
                 3% common area factor included

Third Floor of the L & C Tower
                 4184 square feet
                 12.5% common area factor included; to be reduced to 3.0% upon Tenant leasing the entire third floor


Basement Level (Lower Level)
                 2794 rentable square feet
                 3.0% common area factor included

Basement Level (Lower Level)
                 That space designated as "Space Provided at No Cost" on the attached floor plans

                                  APPENDIX B-l

                                 Rate Schedule

11,986/rsf Second (2) and Third (3) floor space

 Year           Rate/RSF                     Annual                  Monthly
1               $ 14.00                  $ 167,804.00             $ 13,983.67
2                 14.28                    171,160.08               14,263.34
3                 14.56                    174,583.28               14,548.61
4                 14.86                    178,111.96               14,842.66
5                 15.15                    181,551.94               15,129.33
6                 15.46                    185,303.56               15,441.96
7                 15.77                    189,019.22               15,751.60
8                 16.08                    192,734.88               16,061.24
9                 16.40                    196,570.40               16,380.87
10                16.73                    200,521.37               16,710.11

2,794/rsf Basement level (Lower level)

Year            Rate/RSF                     Annual                  Monthly
1-10            $7.00/rsf                  $19,558.00               $1,629.83

                                  APPENDIX B-2

                             RATE FOR OPTION SPACE

The rate for option space (first right of refusal space) will be computed by compounding annually using 4% against a base of $14.00 per rentable square foot beginning September 1, 1989. The rate will be adjusted effective September 1, of each successive year. A 12.5% common area factor shall be included for any partial floor and a 3.0% factor shall be included for any full floor.

The rate for lower level option (basement) space shall be $7.00 per square foot for the entire term of the Lease (including extensions), with a 3.0% common area factor included.

Landlord shall provide a build-out allowance of $12.00 per square foot of Net Rentable Area, which allowance shall escalate at the rate of 4.0% per annum from the date of this Lease through the end of the fifth (5th) year and then shall diminish at the rate of 20% per year, beginning on the sixth (6th) anniversary of the date of this Lease. The allowance shall not include the cost of finishing the space to "shell" condition, which shall include (i) demolishing existing tenant improvements, (ii) installing drop ceilings, HVAC ductwork and vents and building standard lighting and (iii) painting exterior walls. No build-out allowance shall be provided for the lower level option space, but the Landlord shall deliver such space in shell condition.

                                   APPENDIX C

                                    OPTIONS
Option to Extend

So long as Tenant shall not be in default hereunder on the date notice is given or at the expiration of the initial term hereof if this lease shall be in full force and effect, Tenant shall have the option to extend the term of the original term for an additional term of five (5) years (the "first option term") to commence on September 1, 1999 and end August 31, 2004, five years thereafter. Provided Tenant is not in default hereunder on the date notice is given as provided above, and further provided Tenant has exercised the first option to extend, Tenant shall have an additional option (the "second option to extend") to extend the term hereof on the last day of the first extension term for an additional term of five (5) years to commence September 1, 2004 and end August 31, 2009 five (5) years thereafter. Provided Tenant is not in default hereunder on the date notice is given as provided above, and further provided Tenant has exercised the second option to extend, Tenant shall have an additional option (the "third option to extend") to extend the term hereof on the last day of the second extension term for an additional term of five (5) years to commence September 1, 2009 and end August 31, 2014 five (5) years thereafter.

Any option to extend granted above shall be exercised by Tenant giving Landlord notice six (6) months prior to the end of the term or any extension thereof.

In the event tenant exercises an option to extend as set forth above, all terms and conditions shall remain in full force and effect with the exception of Paragraph 3 Base Rent, which upon the first option to extend shall assume one base rate for all Leased Premises, except those Leased Premises located in the Lower Level. The new Base Rent will be the greater of the existing rent (or that amount which would be the existing rent) for the Leased Premises on the Fourth Level or ninety (90) percent of the current market rate (without giving consideration to tenant concessions) agreed upon twelve months prior to the exercising of option. Such Base Rent shall increase by 4% annually during any year of an extension of the term. This same computation process will occur as each option to extend is exercised.

Option to Expand

Tenant shall have the right to expand into the contiguous space remaining on the Third Level as identified on EXHIBIT "A" attached hereto under the same terms and conditions currently in effect for the Leased Premises on the Second and Third Levels. All improvements to this space shall be at tenant's expense, except that Landlord shall deliver such space in "shell' condition as defined in APPENDIX B-2 and shall install carpet. Tenant shall be entitled to the use of such space for occasional functions (but not as office space) prior to exercising its option to expand into such space and shall not be obligated to pay Base Rent for such space until such expansion occurs.

Right of First Refusal

Upon written notification from Landlord (which notification shall attach a copy of a bona fide offer by a third party to lease such space; unless the Landlord is Metropolitan, in which case Metropolitan may certify to Tenant that it has a bona fide offer from a third party to lease such space), Tenant shall have the right of first refusal on the space located on the 4th floor of the L & C
Tower. Said space shall be accepted in increments of approximately one thousand (1,000) square feet under the same terms and conditions in effect with the exception of Paragraph 3, Base Rent, which shall be according to the schedule set forth in APPENDIX "B-2" attached hereto and which shall be subject to a 4% increase compounded annually throughout the term of this lease and any extensions thereof. Written notice to accept or reject an offer shall be given to Landlord within ten (10) days of Tenant's receipt of notification. Failure to remit such acceptance or rejection within said time period shall be construed as Tenant's forfeiture or rejection of said option. Landlord shall provide a build-out allowance for such space as provided in APPENDIX B-2.

Basement Vault and Anteroom

Upon written notification (which notification shall include a copy of a bona fide offer from a third party to lease such vault and anteroom; unless the Landlord is Metropolitan, in which case Metropolitan may certify to Tenant that it has a bona fide offer from a third party to lease such space) from Landlord, Tenant shall have the right of first refusal on the vault and anteroom located in the basement of the L & C Tower and shown on the floor plans attached to APPENDIX A. Written notice to accept or reject this offer shall be given to Landlord within ten (10) days of Tenant's receipt of notification. Failure to remit such acceptance or rejection within said time period shall be construed as Tenant's forfeiture or rejection of said option. If Tenant should exercise its right of first refusal as to the vault and anteroom, the rent for such space shall be $7.00 per square foot of Net Rentable Area (without escalation), and shall include a 3.0% common area factor.

                                   APPENDIX D

                                CONFIDENTIALITY

Landlord and Tenant agree that all negotiations, terms, conditions, inducements and any facts relating to this Lease shall be confidential. The only exceptions shall be required disclosure to governing and regulatory agencies.

                                    APPENDIX E

                  Anytime Teller Machine and Night Depository

Tenant may place an anytime teller machine and night depository ("ATM") in the lobby of the Building. There will be no rental cost. Construction will be at Tenant's expense and shall not materially disturb Landlord or the other tenants of the Building (except that noise caused by such construction shall not be deemed to be a disturbance). The location of the ATM shall be as shown in the drawings attached hereto as EXHIBIT A. The ATM shall remain the sole property of the Tenant and shall be removed by Tenant at the expiration of the term of this Lease, with the lobby being restored to its condition existing prior to the installation of the ATM, normal wear and tear excepted. Customers of the Tenant shall be permitted to have access to the ATM 24 hours per day, 7 days per week; provided that Landlord's lobby attendants may, during hours that the Building is closed to the general public, take short breaks from the security station located in the lobby and may lock the lobby during such breaks.

                                  APPENDIX F

                              TENANT'S COMPUTER

     IBM AS400 System with IBM 3694 proof equipment, associated printers and access equipment.

                                   APPENDIX G

                                BASEMENT STORAGE

Landlord will be provide, at no cost to Tenant, space in the basement for storing paper as required by regulation. That space is designated in EXHIBIT "A".

                                   APPENDIX H

                                     DAMAGES

Should the Tenant fail to gain approval to operate as a bank by both the Tennessee Commissioner of Financial Institutions and the Board of Governors of the Federal Reserve System and be in operation by June 1, 1990, the Landlord will be reimbursed for all expenses incurred in construction of tenant improvements to the Leased Premises, other than the cost of building such space to "shell condition".

At the time of such disapproval or failure to gain approval by June 1, 1990, the balance of this Lease will be voidable, at the option of either party; provided, however, that Tenant shall be obligated to pay Base Rent until the termination of the Lease pursuant to this APPENDIX H.

                                   APPENDIX I

                             LOADING DOCK SECURITY

Landlord agrees to construct gates or doors to enclose the loading dock as required by the drawings attached hereto as EXHIBIT A.

                                    APPENDIX J

Landlord agrees to provide up to $10,000.00 to Tenant to assists in design of space. Payment to be against tenant's invoice. In the event the Lease is terminated pursuant to APPENDIX H above, all such sums shall be refunded by the Tenant to the Landlord.

                                   APPENDIX K

                             POTENTIAL CONTRACTORS


                            [INTENTIONALLY DELETED]

                                   APPENDIX L

                             [Intentionally Omitted]

                                    EXHIBIT A

                                    DRAWINGS



                              Floor Plans attached.

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                   EXHIBIT B

                        TO LEASE DATED JULY ______, 1989

                                    BETWEEN

                 METROPOLITAN LIFE INSURANCE COMPANY (Landlord)

                                      and

                           BANK OF NASHVILLE (Tenant)

          To Induce Tenant to enter into the Lease (to which this EXHIBIT B is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

          1. (a) Landlord shall prepare the Premises (the "Work") in accordance with (i) the Plans (attached as EXHIBIT C to the Lease) and (ii) the Meeting Notes - Bank of Nashville prepared by Hastings Architecture Associates, dated May 18, 1989 and May 19, 1989, copies of which are attached to this EXHIBIT B. Except as set forth in the Meeting Notes, and noted on EXHIBIT C, the Work shall be at Landlord's sole cost and expense. Landlord shall prepare working drawings and specifications adequate in detail to perform the Work. Upon completion of said working drawings and specifications to Tenant for Tenant's approval. Tenant's failure to approve or disapprove the drawings and specifications within ten (10) days of submission shall be deemed an approval. Tenant shall not unreasonably withhold its approval of the drawings and specifications or any part thereof. Any programming or interior design services or unreasonable or excessive revisions to the drawings and specifications required by Tenant shall be at Tenant's sole cost and expense, subject to the allowance for design services provided in Appendix J. Upon approval or deemed approval of the drawings and specifications by Tenant, the drawings and specifications shall become the "Plans" for all purposes of this Lease

             (b) Except as set forth in Section (a), Landlord has on other agreement with Tenant and has no other obligation to do any other work with respect to the Premises.

          2. If Landlord further agrees to do, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications, any other work in addition to the Work described in Section 1 hereof, such other work shall be done at Tenant's sole cost and expense as a Tenant's extra. Prior to commencing any such other work requested by Tenant, Landlord shall submit to Tenant written estimates of the cost of such other work. If Tenant shall fail to approve said estimates within fourteen(14)days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord promptly upon being billed therefore, at any time and from time to time, the cost of all such other work.

          3. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to the Commencement Date, such permission is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in doing Landlord's work in the Premises or for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay the Rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the commencement of the Term, the same being at Tenant's sole risk.

          4. If the substantial completion of the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant's Representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

                                            This Instrument Prepared By:
                                            KENNETH P. EZELL, JR.
                                            BAKER, WORTHINGTON, CROSSLEY,
                                              STANSBERRY & WOOLF
                                            1700 Nashville City Center
                                            511 Union Street
                                            Post Office Box 2866
                                            Nashville, Tennessee  37219

                              MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE made this 5th day of September, 1989, by and between METROPOLITAN LIFE INSURANCE COMPANY ("Landlord") and THE BANK OF NASHVILLE ("Tenant").

                                  WITNESSETH:

          WHEREAS, Landlord and Tenant have executed a certain "Standard Office Building Lease" (the "Lease") dated as of July 19, 1989, relating to office space located in the L & C Tower, 401 Church Street, Nashville, Tennessee (the "Building"); and

          WHEREAS, Landlord and Tenant wish to record a summary of certain provisions of the Lease so as to cause all persons to be on notice thereof.

          NOW, THEREFORE, Landlord and Tenant do hereby publish the following summary of the Lease:

          1. DEMISED PREMISE: All space on the Lower, Second and Third Levels of the Building indicated as being part of the Leased Premises on the Drawings attached hereto as EXHIBIT A, containing 2,794 square feet of Net Rentable Area on the Lower Level, 7,802 square feet on the Second Level, 4,102 square feet on the Third Level on the space on the Lower Level designated as "Space Provided at No Cost."

          2. TERM: The Term of the Lease extends from September 1, 1989, through August 31, 1999.

          3. RENEWALS: Tenant has the option to extend the Lease for three (3) successive five (5) year terms, upon terms and conditions specified in the Lease.

          4. OPTION TO EXPAND. Tenant has the right to expand into the remaining space on the Third Level of the Building upon the terms and conditions specified in the Lease.

          5. RIGHT OF FIRST REFUSAL: Tenant has the right of first refusal to lease space on the fourth (4th) floor of the Building upon the terms and conditions specified in the Lease.

          IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

                                                     LANDLORD:

                                                     METROPOLITAN LIFE INSURANCE
                                                     COMPANY


                                                     By:/s/ Victor W. Turner
                                                        ------------------------
                                                     Title:  Vice President
                                                           ---------------------

                                                     TENANT:

                                                     THE BANK OF NASHVILLE


                                                     By:/s/ J. Richard Chambers
                                                        ------------------------
                                                     Title:  President
                                                           ---------------------

STATE OF GEORGIA   )
        --------
                   )
COUNTY OF DEKALB   )
         --------

            Personally appeared before me, /s/Sandra R. Nauman, a Notary Public for the state and county aforesaid, Victor W. Turner, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President of METROPOLITAN LIFE INSURANCE COMPANY, the maker, and is authorized by the maker to execute this instrument on behalf of the maker.

          WITNESS my hand and seal at office this 23rd day of October, 1989.


                                                  /s/ Sandra R. Nauman
                                                  --------------------
                                                  NOTARY PUBLIC


My Commission Expires:



STATE OF TENNESSEE   )
                     )
COUNTY OF DAVIDSON   )

          Personally appeared before me, /s/ Patricia H. Rudd, a Notary Public for the state and county aforesaid, J. Richard Chambers, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the President of THE BANK OF NASHVILLE, the maker, and is authorized by the maker to execute this instrument on behalf of the maker.

          WITNESS my hand and seal at office this 5th day of September, 1989.



                                                  /s/Patricia H. Rudd
                                                  --------------------
                                                  NOTARY PUBLIC


My Commission Expires:

11-24-90


                                                           (Notary Public Seal)

                                   EXHIBIT A

                                  [FLOOR PLAN]

                                    EXHIBIT A

                                  [FLOOR PLAN]

                                   EXHIBIT A

                                  [FLOOR PLAN]

        [PARTIAL PLAN - Location of ATM/Night Depository in Main Lobby]

                                   EXHIBIT C

                               CONSTRUCTION PLANS

                          Construction Plans Attached

                        (CUSHMAN & WAKEFIELD LETTERHEAD)

                                CLARIFICATION TO

                                   EXHIBIT B

                               CONSTRUCTION COSTS


     As an interim description of the plans and specs for the construction work to be performed for the Bank of Nashville, the following items are included for clarification purposes until such time as the final drawings are available.

     1.   Meeting notes prepared by Hastings & Associates dated May 18, 1989.

     2.   Meeting notes prepared by Hastings & Associates dated May 19, 1989.

     3. Conceptual drawings prepared by Hastings & Associates dated 3/27/89 and revised 7/17/89 covering the basement, 2nd floor and 3rd floor of the L & C Tower.

In addition, the following items are added for clarification purposes.

     1. Casework to include $10,000 budget for five teller counters and $2,500 for a check writing stand.

     2.   There has been $4,700 budgeted for a Receptionist desk.

     3. There has been $2,880 budgeted for drawers and counter behind the teller counters.

     4. Exterior improvements to include new entry canopy, roofing and fascia and glass entry doors with a budget of $26,700.

As a further description of the work, complete drawings and specs will be substituted for these above items as prepared by Hastings & Associates.



No warranty or representation, express or implied, is made as to the accuracy of the information contained herein, and same is submitted subject to errors, omissions, change of price, rental or other conditions, withdrawal without notice, and to any special listing conditions, imposed by our principals.

                                   EXHTBIT D

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of this _________day of _________, 198__, by and among___________________________(hereinafter referred to as
"Landlord"), and _____________________________, (hereinafter referred to as
"Tenant"), and _________________________________ (hereinafter referred to as
"Mortgagee"), which terms "Landlord," "Tenant" and "Mortgagee" shall include the successors and assigns of the respective parties.

                                  WITNESSETH:

     WHEREAS, by lease dated ______________________, 1989, a true and complete copy of which is attached hereto as EXHIBIT "A" and made a part hereof by this reference (hereinafter referred to as the "Lease"), Landlord, in consideration of the rents reserved therein, and of the terms, covenants, conditions and agreements therein set forth, has demised and let to Tenant and Tenant has taken and hired from Landlord, certain real property located in Nashville, Tennessee, for an original term extending until ___________________; and

     WHEREAS, Mortgagee expects to become the owner and holder of a Promissory Note secured by a Deed of Trust (hereinafter referred to as the "Security Instrument") constituting a first lien on and security title in and to the real property described in EXHIBIT "B", attached hereto and made a part hereof, including the premises leased to Tenant; and

     WHEREAS, Tenant desires that Mortgage recognize Tenant's rights under the Lease in the event of a foreclosure of the Mortgagee's lien, and Tenant is willing to agree to attorn to the purchaser at such foreclosure if Mortgagee will recognize Tenant's rights under said Lease.

     NOW, THEREFORE, for and in consideration of the premises, any mutual promises and covenants of the parties hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subordination. The Lease and the lien thereon shall at all times be subject to and subordinate in all respects to the Security Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions herein after set forth in this Agreement.

     2. Non-Disturbance. Subject to the condition precedent set forth below, so long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent, or the performance of any other terms, covenants, or conditions of the Lease on Tenant's part to be performed, Tenant's possession under the Lease and Tenant's rights and privileges thereunder, or under any extensions or renewals thereof that may be affected in accordance with any option contained in the Lease, shall not be diminished or interfered with by Mortgagee, and Tenant's occupancy shall not be disturbed by Mortgagee during the term of the Lease or any such extensions or renewals thereof. As a condition precedent to Mortgagee's obligations pursuant to this paragraph 2, Tenant shall deliver, upon request by Mortgagee, an estoppel certificate in the form prescribed by Section 18 of the Lease.

     3. Attornment. If the interest of the Landlord shall be acquired by Mortgagee (the term "Mortgagee" as used in this paragraph 3 and in paragraph 4 shall include any purchaser at a foreclosure sale ocurring as a result of the Security Instrument by a foreclosure of the Security Instrument or other proceeding brought to enforce the rights of the holder thereof, and the Mortgagee succeeds to the interest of the Landlord under the Lease, the Lease and all the rights of the Tenant thereunder shall continued in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease, and Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof that may be affected in accordance with any option contained in the Lease, with the same force and effect as if the Mortgagee were the lessor or landlord under the Lease and the Tenant the lessee under the Lease, the Tenant does hereby attorn to the Mortgagee as its Lessor, said attornment to be effective and self-operative with the execution of any instrument pertaining thereto on the part of either party hereto or immediately upon Mortgagee's succeeding to the interest of the Landlord under the Lease and, Tenant shall thereafter pay rent to Mortgagee from and after such time as Tenant receives written notice from Mortgagee that it has succeeded to the interest of Landlord under the Lease, or that Mortgagee is exercising its rights pursuant to the assignment of Landlord's interest in leases which Landlord has given as further security of the Security Instrument. The respective rights and obligations of Tenant and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extension or renewals, shall be and are the same as now set forth in the Lease, it being the intention of the parties hereto to incorporate the Lease into this Agreement by reference with the same force and effect as if set forth fully verbatim herein.

     4. Terms to Which Parties Bound. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of the Landlord under the Lease, be bound to Mortgagee under all of the terms, covenants and conditions of the Lease, and the parties shall have between themselves the same remedies and rights as Landlord and Tenant now possess with respect to the Lease; provided, however, that Mortgagee shall not be:


          (a) liable for any act or omission of any prior landlord (including Landlord) except for any act or omission that shall continue beyond the time Mortgagee shall succeed to the interest of Landlord; or


          (b) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or


          (c) bound by any rent or additional rent that Tenant might have paid for more than the then current month to any prior landlord (including Landlord); or


          (d) bound by any material amendment, alteration, or modification of the Lease made without Mortgagee's prior written consent, including, without limiting the generality of the foregoing, any amendment, alteration or modification that results in:

          (i) a reduction of the term of the Lease or the amount of rent or other charges payable by Tenant thereunder, (ii) the assignment of the Lease or subletting of all or any portion of the Tenant's premises, except as expressly permitted pursuant to the Lease, (iii) the imposition of or increase in any obligation of Landlord under the Lease, or (iv) any impairment of Mortgagee's security therein;

     and Tenant and Landlord agree to provide Mortgagee with a copy of any amendment, alternation or modification of the Lease that does not require Mortgagee's prior written consent pursuant to this Section 4(d) promptly upon execution thereof; or

          (e) liable for any security or tenant deposits held or obtained by any prior landlord (including Landlord).

     5.   Miscellaneous.

     5.1 Amendments. This Agreement may not be altered, modified or amended except in writing signed by all of the parties hereto.

     5.2 Governing Law. Inasmuch as this Agreement pertains to real property located in Nashville, Tennessee, the laws of the State of Tennessee shall be controlling with respect to enforcement or interpretation of this Agreement.

     5.3 Time of Essence. With regard to the performance to any acts, notices, or payments of money which is required by this Agreement, or any instrument referred to herein, time is of the essence.

STATE OF TENNESSEE  )
                    )
COUNTY OF DAVIDSON  )

     Personally appeared before me, _________________________, a Notary Public for the state and county aforesaid, _______________________, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the_________ of ________________, the maker, and is authorized by the maker to execute this instrument on behalf of the maker.

     WITNESS my hand and seal at office this ____ day of __________ , 1989.




                                             ______________________________
                                             NOTARY PUBLIC


My Commission Expires:

_________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first above written.


                                    LANDLORD:


                                    By:
                                       -------------------------------

                                    Title:
                                          ----------------------------


                                    TENANT:


                                    ----------------------------------


                                    MORTGAGEE:


                                    By:
                                       -------------------------------

                                    Its:
                                        ------------------------------

                                    Attest:
                                           ---------------------------

                                    Its:
                                        ------------------------------

                                    [CORPORATE SEAL]


STATE OF TENNESSEE  )
                    )
COUNTY OF DAVIDSON  )


     Personally appeared before me, _______________________, a Notary Public for the state and county aforesaid, _____________________, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the of ______________________, the maker, and is authorized by the maker to execute this instrument on behalf of the maker.

     WITNESS my hand and seal at office this _______ day of _____________, 1989.

                                [Hastings Logo]

              HASTINGS ARCHITECTURE ASSOCIATES
               L & C TOWER - 31st FLOOR
               401 CHURCH STREET
               NASHVILLE, TENNESSEE 37219
               615-242-2113
May 18, 1989

MEETING NOTES - BANK OF NASHVILLE

PARTICIPANTS: Darwin Pankey, Centennial; Lynn Crew, Bacar; Richard Coles, Amprite Electric Company; Bill Lee, The Lee Company Mechanical Contractors and Engineers; Jim Hastings and Alan Stephenson, Hastings Architecture Associates
(HAA)

The purpose of the meeting was to clarify items related to Build-out costs for the Bank of Nashville space based on conceptual drawings prepared by HAA and dated 5/11/89 (Revised Date). The following items were discussed:

BASEMENT LEVEL

The Owner is to provide "shell space" for tenant. The following items are included and are to be priced by Bacar:


          a. New painted drywall finish in Operations area, Lounge, and Toilets.

          b. Lee's "Faculty III" Carpet in Operations area, Computer Room and Lounge with vinyl base.

          c.   Vinyl tile in toilets.

          d. New 2 x 4 lay-in ceiling in Operations, Lounge, Toilets, and Supplies. (Existing ceiling will be removed.)

          e.   Sealed concrete floor at Supplies Room.

     2.   The tenant is to provide the following items (Basement only):

          a. New partitions and doors through new partitions such as at the Computer Room.

          b.   All millwork.

          c. All plumbing work except for the demolition of existing plumbing not to be reused.

          d.   Halon system for Computer Room fire suppression.

          e.   New pass-through window.

     3.   Miscellaneous items related to Basement level:


          a. Existing dumbwaiter equipment and walls will be removed and floor penetrations will be sealed (all 3 levels) by Owner.

          b.   New air distribution will be provided by Owner.

MEETING NOTES - BANK OF NASHVILLE
MAY 18, 1989
PAGE 2

          c. Any emergency lighting upgrade required by Codes will be provided by Owner.

          d. Standard domestic power will be provided by Owner. Special power requirements such as may be required for computer system will be provided by tenant.

          e. A new dumbwaiter will not be required and no work will be provided at the existing service elevator or Elevator Equipment Room.

          f. The existing Telephone Equipment and Janitors' Closets in the leased area will be cleaned but no new finishes will be provided.

          g. The door to the Janitor's Closet will be relocated as shown on the plans.

          h. The Elevator Lobby and Basement corridors will be cleaned but no new finishes will be provided.

          i. The Owner will provide two doors and partitions to secure the corridor at the entrance to the Operations Area.

          j. The space designated on the plan to be provided at no cost to the Owner will be cleared of equipment and cleaned, but no demolition or new finishes will be provided.

     MAIN BANKING FLOOR & EXECUTIVE AREAS

     The following work is to be included in build-out costs provided by the
     Owner:

          a. 30 oz. carpet by Pacific Crest is to be installed throughout Main Banking Space and the Executive Areas.

          b. At the Entry Vestibule and in a 4' wide area along Tellers' Row, ceramic tile by Crossville Ceramics will be provided.

          c. The plan will be revised to allow a 4'-0" area between the existing elevator shaft and Ann Cheatham's office to provide future access to the existing freight elevator.

          d. Wallcovering in the Main Banking Space will be "Tec-Wall" by Design Tex.

MEETING NOTES - BANK OR NASHVILLE
MAY 18, 1989
PAGE 3

          e. Wallcovering in the Executive Offices and the Executive Area Conference Rooms will be Maharam linen wall covering ($30 per lineal yard).

          f. Chair rail and wood base will be provided at Executive Offices and Executive Conference Rooms.

          g.   A water line will be run to a Coffee Bar in the Executive Area.

          h. Though the ceiling in the Main Banking Space has not been designed, Bacar is to assume 50% drywall ceiling and 50% 2x2 lay-in ceiling for pricing purposes.

          i. The curved wall at the Conference Room and the wall behind the Reception Area are to be full height glass block.


          j. All glass doors (Falconer or equal) are to be provided between the existing Elevator Lobby and the Main Banking Space.

          k. All other doors are to be 3'-0" x 8'-0" x 1-3/4" stain grade solid core wood doors.

          l. The entry canopy will be enlarged and the existing fascia that wraps the second level on both 4th and Church will be replaced. New glass entry doors will be provided.

          m. All 4 Restrooms will be provided with ceramic tile floor and base and vinyl wall covering.

          n. Millwork to be provided includes Tellers' Row, Reception Desk, Checkwriting Counter, and writing counters at booths and restroom vanities.

     THIRD LEVEL

     The following work is to be included in the build-out costs provided by the
     Owner:

     a. New ceiling, carpet and light fixtures are to be provided in the Board Room. Existing wood paneling and doors will be cleaned.

     b. 8'-0" x 3'-0" x 1-3/4" stain grade wood doors with metal frames will be provided where shown on plans.

MEETING NOTES - BANK OF NASHVILLE
MAY 18, 1989
PAGE 4


     c. Stair connecting Executive Area at Level 2 with Level 3 will be opened, cleaned and painted. A rated door will be provided at Level 3.

     d. Conference Rooms will be provided with drywall to deck above and sound attenuation blankets in all walls.

     e. Walls indicated on plans with double lines (Bruce Mitchell's office and 2 other offices) are to be open office systems partitions with doors and are not to be provided by Owner.

     f. New carpet, 2 x 4 lay-in ceiling and painted finish are to be provided by Owner throughout the third floor including the area not to be leased.

     g.   Existing kitchen equipment will be removed.

     h. Existing dumbwaiter walls will be removed and the floor and wall repaired.

     i.   Toilets will be cleaned.

If any of the above items are incorrect, please contact us.

RespectfullY submitted,

HASTINGS ARCHITECTURE ASSOCIATES
/s/ Alan Stephenson

C. Alan Stephenson, AIA

CAS/slm

Distribution: Participants, Van Barron

May 19, 1989

MEETING NOTES - BANK OF NASHVILLE

PARTICIPANTS:      Darwin Pankey, Centennial; David Broadhurst, Cushman &
                   Wakefield; Richard Chambers, Richard Fulton, & Ann Cheatam,
                   Bank of Nashville; Ray Nathurst, Paul Biggers, & Ken
                   Murdock, McQuiddy's; Alan Stephenson, Hastings Architecture
                   Associates


The purpose of the meeting was to identify to all parties the items included in the tenant buildout. The meeting notes prepared by HAA and dated May 18, 1989 were used as an outline for the discussion.

The following items are additions or revision to those notes.

     1. The millwork behind Tellers' Row, the Coffee Bar currently shown in the Executive Area, and the millwork shown in the Kitchen on the third floor were not specifically mentioned in the Meeting Notes of May 18 but are to be provided by the Owner. The millwork behind Tellers' Row is to include base cabinet with drawers for the full length of the available wall space.

     2. The lowest estimate submitted for the bank security system was $12,000 which the Owner will provide. This price includes 6 cameras with control monitor in the basement, access control at doors, and hold-up alarms. The price does not include conduit to serve the system which is to be included in the electrical subcontractors work.


      3. The Owner has no plan to replace the glass or window on the 3rd level and which overlooks the alley.

      4. Sound attenuation blankets will be provided by Owner and installed at all Conference Rooms.

      5. At the secured Storage Space in the Trust Department at Level 3, the Owner will provide a smoke detector and high-temperature sprinkler heads.

      6. The paneling in the existing Conference Room and Elevator Lobby at Level 3 will be restored to a quality appearance by the Owner either through a wood treatment or refinishing if required.

      7. At level 3, the Owner will provide Pacific Crest carpet as recommended by McQuiddy's in the Trust Department and Board Room. In the Expansion Area, Lee's "Faculty III" will be provided.

Meeting Notes - Bank of Nashville
May 19, 1989
Page 2

       8. The area in the 3rd floor Elevator Lobby where an existing planter has been removed will be repaired by the Owner.

       9. The Restrooms at Level 3 will be cleaned and all plumbing fixtures restored to good working order by the Owner.

      10. Ann Cheatham requested that the building Owners include the renovation and additional opening for the service elevator in the total L&C elevator renovation package. If the Bank chooses to proceed with the work at that time, the portion of the total cost related to service elevator would be paid by the Bank.

If any of the above items are incorrect, please contact us.

Respectfully submitted,

HASTINGS ARCHITECTURE ASSOCIATES
/s/Alan Stephenson
C. Alan Stephenson, AIA

CAS/slm

Distribution:  Participants, Van Barron, Jim Hastings